Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Pre-effective Amendment No. 2 to Registration Statement No. 333-135109 on Form S-3 to Form S-1 of our report dated February 26, 2006, relating to the financial statements of Quintana Maritime Limited appearing in the Annual Report on Form 10-K of Quintana Maritime Limited for the year ended December 31, 2005, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ Deloitte.
Deloitte.
Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
August 24, 2006